UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dell Inc.

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•	The following message from Michael Dell was made available to all Dell employees today

Since we kicked off the new fiscal year with a terrific Worldwide Leadership meeting, I have been in Round Rock and on the road, meeting with customers and team members.

Among the highlights was my recent trip to China. I had the pleasure of hosting a gala dinner for about 100 of our customers comprising high level government and business leaders. We spoke about the progress of our strategy and the powerful capabilities we can bring to help them achieve their goals. China is a nation ripe with opportunity and brimming with optimism. It was exhilarating to see the depth of our relationships and the enthusiasm for a technology solutions partner to help advance the national goals of growth, productivity and progress.

I also attended our first ever China FRS meeting, where we brought together more than a thousand members of the sales team in Beijing. It’s fantastic to see how fast we’ve grown in China and the outstanding talent that we’ve been able to attract and develop. This is one of several FRS meetings being held around the world this year, and we’re using the opportunity to align our sales force on our FY14 priorities. During the meeting, Steve Felice and I took the stage for a conversation about strategy, our market position, the opportunity in China and our confidence in the coming year.

And just last week I joined Marius for his ESG all hands meeting. We’ve made so much progress in building out our enterprise capabilities. With leading offerings in servers, storage and networking, our Active Infrastructure is a converged solution that is second to none. I’ve challenged this team to take the number one position for server market share in FY14. It is an exciting and achievable goal, which will put us in a strong position as converged infrastructure increasingly places compute at the heart of the data center. At the end of the meeting, I had the honor of recognizing 16 team members with 25 years of service. These celebrations are so special for me and speak deeply to our company’s unique culture and heritage. I’m grateful to have the opportunity to thank the remarkable people who have stood shoulder to shoulder with me and our company from the beginning.

On Friday, as you saw in an email from Brian and Larry, our Board of Directors filed a preliminary proxy statement with respect to our pending transaction to take Dell private. The proxy statement also lays out our plans for a series of strategic investments following the transaction that we think will position Dell for long term success. I’d like to share those plans with all of you, so that you can have a better understanding of our vision for the future, and I encourage you to read the proxy statement for more details.

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Extend end-to-end information technology solutions capabilities. We anticipate making significant investments in research and development, capital expenditures and personnel additions. This includes hiring additional R&D, services and sales personnel in order to extend the depth and breadth of our capabilities and to increase the number of customers to whom such services and solutions are provided. Dell’s strategy of becoming an integrated provider of end-to-end IT solutions is expected to require additional investments in converged infrastructure solutions, software, cloud solutions, application development and modernization, consulting and managed security services. In addition, it is likely that we will need to make additional acquisitions to complete our transformation.

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Hire additional sales personnel. Our goal is to increase sales coverage and expand the depth of partnerships with channel partners in our Partner Direct program. We also expect to significantly increase investment in training for both new and existing sales personnel, including our channel partners.

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Compete aggressively in emerging countries. We anticipate making significant investments to enhance our presence and ability to compete in emerging markets, including the BRIC countries (i.e., Brazil, Russia, India and China). In addition, we expect to expand aggressively in other parts of Asia, Latin and South America, Central and Eastern Europe, the Middle East and Africa.

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Invest for growth in the PC and tablet business. We have plans to significantly increase investment in our PC and tablet business to enhance our ability to compete. While Dell’s strategy in the PC business has been to maximize gross margins, following the transaction, we expect to focus instead on maximizing revenue and cash flow growth with the goal of improving long-term sales and competitive positioning.

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Accelerate delivery of a simplified and enhanced customer experience. In 2012, we began an effort to simplify every aspect of the customer relationship. If successful, we believe this initiative will make it easier for customers to do business with Dell, eliminating friction and complexity and enabling more rapid response to customer needs. We expect to make significant operating expense and capital expenditure investments to accelerate this effort, which should yield improvements throughout the value chain, eliminating unnecessary complexity from our solutions, go-to-market, premium support, online sales and support, procurement and supply chain. Over time, this should help improve the customer experience, grow customer relationships, drive efficiencies and improve cycle times.

We see a lot of new work that needs to be done, but also an extraordinary long-term opportunity if we get it right. As we look to the future, I couldn’t be more confident in the quality of our leadership team and in all of you — 110,000 of our industry’s most experienced, talented and committed team members. I am more energized for the future of Dell than ever. Together, we have built an amazing company and our best days are still ahead.

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in these materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 1, 2013, which was filed with the SEC on March 12, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company filed with the SEC a preliminary proxy statement and other documents relating to the proposed merger on March 29, 2013. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 1, 2013 and in its definitive proxy statement filed with the SEC on

Schedule 14A on May 24, 2012.